April 28, 2000


Cyanotech Corporation
Hawaii Ocean Science Technology Park
73-4460 Queen Kaahumanu Hwy. #102
Kailua-Kona, Hawaii 96740

Attn:   Ronald Scott
        Executive Vice President

Re: Project Closeout Costs and Suspension Agreement for the Astaxanthin Expansion Project

This letter is being sent as a follow up to the meeting we had yesterday regarding the closeout agreement between Kiewit Pacific Co. and Cyanotech Corporation for the Astaxanthin Expansion project.

Based on your desire to extend our contract suspension, we are agreeable to revising our previous suspension agreement dated September 17, 1999. That agreement addressed the payment of the $338,335.00 balance due on the contract. The terms of the suspension agreement will be modified as follows:

        1. Kiewit Pacific Co. agrees to further suspend work on the construction contract until December 1, 2000. In consideration for this, Cyanotech will pay Kiewit Pacific Co. $85,000.00 of the amount remaining due on the contract now. An additional payment of $85,000.00 will be made on or before December 1, 2000.

        2. In the event Cyanotech Corporation chooses to proceed with construction on or before December 1, 2000, Kiewit Pacific Co. will be allowed to renegotiate the price for the work to be done.

        3. If the parties cannot come to agreement for the completion of the work, Cyanotech Corporation may proceed with an alternate contractor after paying Kiewit Pacific Co. the remaining $168,335.00 due plus interest as allowed by the contract.

If these provisions are acceptable to Cyanotech Corporation please sign this document and return it to our office. We hope to resume construction on your site in the near future.

Sincerely,                                      Cyanotech Corporation
/s/Jamie Wisenbaker                             By:/s/ Ronald P. Scott
--------------------                               --------------------
Jamie Wisenbaker                                Its Exec. V.P./CFO
Hawaii Area Manager                             Date: 5/1/2000